Exhibit 99.1

LexaGene Holdings Proposes to Amend Warrants Terms

BEVERLY, Mass. USA – October 27, 2022 – LexaGene Holdings, Inc., (OTCQB: LXXGF; TSX-V: LXG) (“LexaGene” or the “Company”), a molecular diagnostics company that has commercialized the MiQLab® System for automated multiplex PCR testing, announces that it intends to amend the exercise price of certain common share purchase warrants (the “Warrants”) originally issued on October 29, 2019.

An aggregate of 12,769,626 Warrants were initially issued with an exercise price of CAD$0.75 per common share of LexaGene (a “Common Share”) in connection with a public offering of units. The Company intends to amend the exercise price of unexercised Warrants to CAD$0.23 per Common Share. The Company also intends to extend the expiry date of the Warrants to November 28, 2022. All other terms of the Warrant remain the same.

Insiders of the Company presently hold 2.4% of the Warrants. In accordance with TSX Venture Exchange policies, the terms of the Warrants held by insider will be amended on a pro rata basis, such that insiders can hold no more than 10% of the amended Warrants.

Amendment of the Warrants is subject to the approval of the TSX Venture Exchange. No action will be required on the part of the holders of the Warrants to give effect to the amendments.

The Warrants and the underlying Common Shares have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or any state securities laws and may not be offered or sold within the United States or to, or for the account or benefit of, a U.S. person (as defined in Regulation S under the U.S. Securities Act) unless registered under the U.S. Securities Act and applicable state securities laws, or an exemption from such registration is available. This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities referred to herein.

To learn more about LexaGene and the MiQLab System or subscribe to company updates, visit www.lexagene.com, or follow us on Twitter or LinkedIn.

For inquiries: 800.215.1824 | ir@lexagene.com or info@lexagene.com

For more information about LexaGene and the MiQLab System, please visit www.lexagene.com or follow us on Twitter or LinkedIn.

About LexaGene Holdings Inc.

LexaGene is a molecular diagnostics company that has commercialized the MiQLab System for fast and easy detection of pathogens and other molecular markers. The System is designed for on-site usage and uses real-time PCR chemistry. Our customers include biopharmaceutical companies, veterinary hospitals and reference laboratories. The MiQLab System delivers excellent sensitivity, specificity, and breadth of detection.

The TSX Venture Exchange Inc. has in no way passed upon the merits of the proposed transaction and has neither approved nor disapproved the contents of this press release. Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

This news release contains forward-looking information, which involves known and unknown risks, uncertainties and other factors that may cause actual events to differ materially from current expectation. Important factors -- including the availability of funds, the results of financing efforts, the success of technology development efforts, the cost to procure critical parts, performance of the instrument, market acceptance of the technology, regulatory acceptance, and licensing issues -- that could cause actual results to differ materially from the Company's expectations as disclosed in the Company's documents filed from time to time on SEDAR (see www.sedar.com). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The company disclaims any intention or obligation, except to the extent required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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LexaGene | 500 Cummings Center, Suite 4550, Beverly, Mass., 01915 | T 800.215.1824 | info@lexagene.com